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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form S-4 of North American Van Lines, Inc. of our report dated March 4, 2002 relating to the financial statements and financial statement schedule of North American Van Lines, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP



April 4, 2002